Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of the following reports, in Amendment No. 3 to the Registration Statement on Form S-1 and related Prospectus of PennTex Midstream Partners, LP for the registration of common units representing limited partner interests:

•	Our report dated August 27, 2014 relating to the Carve-Out from PennTex North Louisiana, LLC financial statements

•	Our report dated December 15, 2014 relating to the balance sheet of PennTex Midstream Partners, LP

/s/ Ernst & Young LLP

Houston, Texas

December 15, 2014